Exhibit 5.1

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800

www.kirkland.com

October 8, 2020

ATI Intermediate Holdings, LLC

3901 Midway Place NE

Albuquerque, New Mexico 87109

Ladies and Gentlemen:

We are acting as special counsel to ATI Intermediate Holdings, LLC, to be converted into a Delaware corporation called Array Technologies, Inc. (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2020 (File No. 333-248969), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented and including the exhibits thereto, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of 38,812,500 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), including 7,000,000 shares of Common Stock to be sold by the Company (the “Company Shares”), 26,750,000 shares of Common Stock to be sold by the selling stockholder identified in the Registration Statement (the “Firm Secondary Shares”) and up to 5,062,500 additional shares of Common Stock to be sold by such selling stockholder to cover the underwriters’ option to purchase additional shares, if any (the “Option Shares” and, together with the Firm Secondary Shares, the “Secondary Shares”). The Company Shares and Secondary Shares are collectively referred to herein as the “Shares.” The offering of the Shares is referred to herein as the “Offering.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement and to be filed with the Secretary of State of the State of Delaware prior to the sale of any Shares (the “New Charter”); (ii) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement to be adopted by the board of directors of the Company prior to the sale of any Shares (the “New Bylaws”); (iii) the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (iv) resolutions of the board of directors of the Company; and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, upon (i) the filing of the New Charter with the Secretary of State for the State of Delaware and the effectiveness thereof under Delaware law, (ii) the adoption of the New Bylaws by the

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board of directors of the Company, (iii) due action by the board of directors of the Company or a duly appointed committee thereof to determine the price per share of the Shares, (iv) the due execution and delivery of the Underwriting Agreement by the parties thereto and (v) the effectiveness of the Registration Statement under the Act, (1) the Company Shares will have been duly authorized and, when issued upon receipt by the Company of the consideration therefore, will be validly issued, fully paid and non-assessable and (2) the Secondary Shares (including any Option Shares) will have been duly authorized and will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP